UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 5, 2017

PASSUR AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-7642	11-2208938
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900 Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

203-622-4086
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders
At the 2017 Annual Meeting of Shareholders of PASSUR Aerospace, Inc. (the "Company") held on April 5, 2017, the shareholders elected each of the Company's nominees for director to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Shareholders also approved Amendment No. 3 to the Company's 2009 Stock Incentive Plan, increasing the number of shares the Company has authority to issue under the Plan from 1,500,000 to 3,000,000 shares. The Shareholders also approved an Amendment to the Company's Certificate of Incorporation increasing the number of shares of common stock, which the Company has the authority to issue, from 10,000,000 to 20,000,000 shares, and ratified the Audit Committee's appointment of BDO USA, LLP to serve as the Company's independent registered public accounting firm for the Company's 2017 fiscal year. The voting results are listed below:

1)	To elect the following individuals to serve as directors to hold office until the 2018 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified:
Name	For	Withheld	Broker Non-Vote
G.S. Beckwith Gilbert	5,988,989	10,646	642,650
James T. Barry	5,988,989	10,646	642,650
Paul L. Graziani	5,989,124	10,511	642,650
Kurt J. Ekert	5,989,989	10,646	642,650
Richard L. Haver	5,989,389	10,246	642,650
Robert M. Stafford	5,989,389	10,246	642,650
Ronald V. Rose	5,989,524	10,111	642,650

2)	To approve Amendment No. 3 to the Company's 2009 Stock Incentive Plan, increasing the number of shares the Company has authority to issue under the Plan from 1,500,000 to 3,000,000 shares;
For	Against	Abstain	Broker Non-Vote
5,989,691	101,423	1,521	0

2)
To approve an Amendment to the Company's Certificate of Incorporation increasing the number of shares of common stock, which the Company has the authority to issue, from 10,000,000 to 20,000,000 shares;

For	Against	Abstain	Broker Non-Vote
6,606,304	34,457	1,521	0

3)	To ratify the Audit Committee's appointment of BDO USA, LLP to serve as the Company's independent registered public accounting firm for the 2017 fiscal year.
For	Against	Abstain	Broker Non-Vote
6,639,094	1,691	1,500	0

   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

	By:	/s/ Louis J. Petrucelly
Name: Louis J. Petrucelly
Title: Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Date: April 7, 2017